                                                                   EXHIBIT 10.13

                           INTERFACE TECHNOLOGY, INC.
             Amended and Restated Preferred Stock Purchase Agreement


     This Amended and Restated Preferred Stock Purchase Agreement (the "Agreement") is entered into as of the 23rd day of December, 1988, by and among Interface Technology Inc., a Missouri corporation (the "Company"), MiTek Industries, Inc., a Florida corporation ("MiTek"), Intech Group, Inc., a Missouri corporation ("Intech"), Gateway Venture Partners II, L.P., a Delaware limited partnership (the "Investor"), Zinsmeyer Trusts Partnership ("Zinsmeyer") and Missouri Venture Partners, L.P. II, a Missouri limited partnership (the "Additional Investor").

                                   WITNESSETH:

     WHEREAS, Company, Mitek, Intech and Investor entered into a Preferred Stock Purchase Agreement dated December 23, 1987, pursuant to which Investor purchased on December 23, 1987 (the "Initial Closing") 526,440 shares (as adjusted for stock splits) of the Company's Series A Preferred Stock; and

     WHEREAS, the parties to said Stock Purchase Agreement anticipated that one or more additional investors would purchase shares of the Company's Series A Preferred Stock pursuant to an offer or offers exempt from registration under the Securities Act of 1933; and

     WHEREAS, Zinsmeyer purchased 26,316 shares of Series A Preferred Stock from the Company on December 15, 1988, and became a signatory to the Stock Purchase Agreement; and

     WHEREAS, Additional Investor desires to purchase 394,737 shares of the Company's Series A Preferred Stock; and

     WHEREAS, the parties hereto wish to amend and restate the Preferred Stock Purchase Agreement dated December 23, 1987, to permit the sale of Series A Preferred Stock to Additional Investor and define the rights of all of the parties to this Amended and Restated Preferred Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

     1. Purchase and Sale of Stock.

          1.1 Sale and Issuance of Series A Preferred Stock.

               (a) The Company shall, prior to the Closing (as defined below), adopt and file with the Secretary of State of the State of Missouri the Certificate of Amended Preferred Stock Designation attached to this Agreement as Exhibit A (the Company's Articles of Incorporation, as amended and the Certificate of Amended Preferred Stock Designation are hereinafter referred to as the "Articles").

               (b) Subject to the terms and conditions of this Agreement, the Additional Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Additional Investor at the Closing, 394,737 shares of the Company's Series A Preferred Stock for an aggregate purchase price of Seven Hundred Fifty Thousand Dollars ($750,000).

          1.2 Closing. The purchase and sale of the shares of the Company's Series A Preferred Stock being purchased by the Additional Investor and Intech (the "Stock") shall take place at the offices of Suelthaus & Kaplan, P.C., 8000 Maryland Avenue, St. Louis, Missouri 63105, on December 23, 1988, or at such other time, date, or place as the Company and the Additional Investor shall mutually agree (which time, date, and place are referred to in this Agreement as the "Closing"). At the Closing the Company shall deliver to the Additional Investor a certificate or certificates representing the shares of the Stock that the Additional Investor is purchasing against delivery to the Company by the Additional Investor of a cashier's or certified check, drawn on a bank headquartered in St. Louis, Missouri and payable to the Company in the amount of the purchase price of such shares.

     2. Representations and Warranties of the Company.

     Subject to and except as specifically disclosed by the Company in Exhibit B (the "Disclosure Schedule") attached to the Agreement and incorporated by reference herein, the Company and MiTek (except that MiTek's liability under paragraphs 2.6, 2.7, 2.9 through 2.14 and 2.15 shall be limited to matters and conditions existing prior to the date on which William W. Canfield became associated with the Company) represent and warrant to the Additional Investor that:

          2.1 Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of
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Missouri, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition. True and accurate copies of the Company's Articles of Incorporation and Bylaws, as presently in effect, have been delivered to Suelthaus & Kaplan, P.C., 8000 Maryland Avenue, St. Louis, Missouri 63105, counsel for the Additional Investor.

          2.2 Capitalization. The authorized capital of the Company consists of:

               (a) Preferred Stock: 2,000,000 shares of Preferred Stock, $.0625 par value, of which 2,000,000 shares have been designated Series A Preferred Stock (the "Stock") and of which 1,102,712 shares are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all federal and state securities laws. The rights, privileges and preferences of the Series A Preferred Stock are as stated in Exhibit A.

               (b) Common Stock: 3,000,000 shares of Common Stock, $.0625 par value per share, of which 502,932 shares are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The Company has reserved 138,724 shares Common Stock for issuance to key employees and other persons as may be determined by the Company's Board of Directors from time to time, in accordance with a Stock Option Plan adopted by the Company's Board of Directors, a true and accurate copy of which is attached hereto as Section 2.2 of the Disclosure Schedule (the "Stock Option Plan"). As of the date hereof, no options for shares of Common Stock have been granted by the Company except that options for up to 138,724 shares of Common Stock may be granted pursuant to the Stock Option Plan. As of the Closing, there will be no options, warrants, convertible subordinated debentures, conversion privileges, preemptive rights or other rights presently outstanding to purchase or otherwise acquire any of the authorized but unissued stock of the Company, except for (i) the rights created by this Agreement; and
(ii) as set forth in Exhibit B.

          2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, and is not under common control with, any other corporation, association, or other business entity.

          2.4 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Stock being sold under this Agreement and of the Common Stock issuable upon conversion or the Stock (the "Underlying Common Stock") has been taken prior to the Closing or will be taken no later than thirty (30) days thereafter. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights of indemnity, subject to Federal and state securities laws.

          2.5 Validity of Stock. The Stock, when issued, sold and delivered in accordance with the terms of this Agreement shall be duly and validly issued, fully paid and nonassessable. The Underlying Common Stock has been (or, prior to the Closing), will be duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Stock, shall be duly and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

          2.6 Liabilities. The Company has a working capital line of credit with Southwest Bank and a long term note with MiTek Industries, Inc. as shown at
Section 2.6 of the Disclosure Schedule. The Company moved to its current location on January 15, 1988, and is committed for rentals of space, equipment and various other expenses. In connection therewith, commitments in excess of $25,000 each are shown at Section 2.6 of the Disclosure Schedule. The Company has no other material liability or obligation, absolute or contingent, except for liabilities incurred in the ordinary course of its business, none of which individually exceeds $50,000.

          2.7 Title to Property and Assets. Except (a) for liens for current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(d) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property free and clear of all mortgages, liens, loans and encumbrances. With respect to the property it leases, to the best of its knowledge the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims and encumbrances, subject to clauses (b)-(c) above.

          2.8 Governmental Consents. To the best of the Company's knowledge, all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of Closing.
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          2.9 Compliance with Other Instruments. The Company is not in violation of any provisions of its Articles of Incorporation or By-Laws as amended and in effect on the Closing, or, in any material respect, of any provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party, or, to the best of its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision. There is no such provision that materially and adversely affects, or in the future may (so far as the Company can now foresee) materially and adversely affect, the Company's business, prospects, condition, affairs, operations, properties or assets.

          2.10 Misleading Statements; Business Plan. No representation or warranty by the Company in this Agreement or in any written statement or certificate furnished or to be furnished to the Additional Investor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in such context to make the statements not misleading. The materials presented in the Company's Business Plan, which has been presented to the Investor and the Additional Investor, have been prepared in a good faith effort by the Company to describe the Company's present and proposed products, operations and projected growth. To the best of the Company's knowledge, the assumptions used in the preparation of the Business Plan continue to be reasonable and are unchanged as of the date hereof, and the Company is not aware of any materially misleading statements or omissions therein.

          2.11 Litigation. There is no action, proceeding or investigation pending or to the best of the Company's knowledge, threatened against the Company before any court or agency (or any basis therefor) known to the Company that might result, either individually or in the aggregate, in any material adverse change in the business prospects, condition, affairs, operations, properties or assets of the Company or in any material liability on the part of the Company or in any way questions the validity of this Agreement or any actions taken or to be taken in connection therewith. The foregoing includes, without limiting its generality, actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

          2.12 Patents; Trademarks. To the best of its knowledge and belief (but without having conducted any special investigation or patent search), the Company owns or possesses, has access to, or can become licensed on reasonable terms under, all patents, inventions, trademarks, trade names, copyrights, licenses, information, know-how, proprietary rights and processes necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others.

          2.13 Taxes. From October 9, 1984, through December 31, 1987 the Company was included in the consolidated federal income tax returns of MiTek Industries, Inc. for fiscal years ended March 31, all of which have been filed in a timely manner. Tax years of the Company prior to and including the year ended December 31, 1983 are closed. The consolidated federal income tax returns of MiTek Industries, Inc. for the years ended March 31, 1985 and 1986 and have been reviewed but not closed. The Company filed its own tax returns for the year ended March 31, 1988. The Company is not aware of any deficiency assessments or proposed adjustments to the Company's open federal and state income tax returns at this time. MiTek hereby represents and warrants that it, and not the Company, shall pay any tax liabilities arising out of such consolidated tax returns. The Company has accurately prepared and timely filed all other United States income tax returns and municipal tax that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Company's financial statements.

          2.14 Employees. The Company and Intech entered into a contract for the management services of William W. Canfield from September 1, 1986 through September 30, 1989, to serve as President, Chief Executive Officer and as a Director at a rate of $90,000 per year. The agreement provides, among other things, for termination by either party with ninety (90) days written notice, compensation review at March 31, 1988, and annual incentive payments up to $90,000. A compensation review at March 31, 1988, increased the rate of this contract to $96,000 per year. The Company does not have any employment contract with any of its employees not terminable at will (except as disclosed in Section
2.14 of the Disclosure Schedule) and does not have any collective bargaining agreements covering any of its employees. All current and future employees of the Company in technical or management positions have executed or will execute a Covenant By Employee substantially in the form of Exhibit C attached hereto with such changes as may be approved from time to time by the Company's Board of Directors.

          2.15 Insurance. The Company is a named insured under fire and casualty insurance policies, sufficient in amount (subject to reasonable deductibles) including coverages for auto, products, crime, fiduciary, medical and workmen's
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compensation to allow the Company to replace any of its properties that might be damaged or destroyed.

          2.16 Registration Rights. Except as provided for in this Agreement, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.17 Financial Statements. The Company has furnished the Additional Investor with the Company's comparative balance sheets at March 31, 1988 and 1987 together with statements of income and changes in financial position for the years then ended. The balance sheet and the statements of income and change in financial condition for the year ended March 31, 1987, was extracted from the financial statement of MiTek. Ernst & Whinney conducted an audit of MiTek for the year ended March 31, 1987 and has given MiTek an unqualified opinion on the consolidated financial statement. Peat Marwick Main & Company has conducted the audit of the Company for the year ended March 31, 1988 and has given the Company an unqualified opinion on the financial statement. None of the notes to the consolidated financial statements of MiTek have a material or adverse effect on the Company. Information from the notes to the consolidated financial statements of MiTek which pertain to the Company are shown on the Disclosure Schedule at
Section 2.17. Since March 31, 1988, there have been no changes in the financial condition, operating results, assets, properties, business prospects, employee relations or customer relations of the Company from that reflected on the March 31, 1988 balance sheet which, individually or in the aggregate, have been materially adverse to the Company except as noted in the six-month income statement for the period ended September 30, 1988 as shown in Exhibit B.

          2.18 Availability of Certain Information After Closing. The Company acknowledges that the Additional Investor will need access to such information as reasonably requested by it on a daily basis after Closing. In addition, the Company agrees to cooperate with the Additional Investor to provide means of electronic transfer of monthly financial information as reasonably requested by Additional Investor.

     3. Representations and Warranties of the Investor, MiTek and Intech and of Additional Investor.

          3.1 Representations of Investor, MiTek and Intech. Each of Investor, MiTek and Intech represent and warrant that this Agreement, when executed and delivered by such entity, will constitute a valid and legally binding obligation of such entity.

          3.2 Representations and Warranties of the Additional Investor. The Additional Investor represents and warrants to the Company that:

               (a) The Additional Investor is duly organized, validly existing and in good standing under its jurisdiction of organization.

               (b) All action on the part of the Additional Investor necessary for the authorization, execution, delivery and performance of all obligations, of the Additional Investor under this Agreement has been (or will be) taken prior to the Closing.

This Agreement, when executed and delivered by the Additional Investor, shall constitute a valid and legally binding obligation of the Additional Investor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to Federal and state securities laws.

               (c) To the best knowledge of the Additional Investor, all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any Federal or state governmental authority on the part of the Additional Investor required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing.

               (d) The execution, delivery and performance of this Agreement will not result in the violation of any provisions of the Additional Investor's presently effective governing partnership instruments or to the best of the Additional Investor's knowledge, in any material respect, of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which the Additional Investor is a party, or to the best of Additional Investor's knowledge of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation application to the Additional Investor.

     4. Federal and Other Securities Laws.

          4.1 Investment Representations.

               (a) This Agreement is made with the Additional Investor in reliance upon the Additional Investor's representation to the Company, which by its acceptance hereof the Additional Investor hereby confirms, that the shares of the Stock to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, but
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subject nevertheless to any requirement of law that the disposition of its property shall at all be within its control. By executing this Agreement, the Additional Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person with respect to any of the shares of the Stock or the Underlying Common Stock acquired on conversion thereof.

               (b) The Additional Investor understands that the Stock is not, and the Underlying Common Stock at the time of issuance may not be, registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Additional Investor's representations set forth herein. The Additional Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Additional Investor has in mind merely acquiring shares of the Common Stock for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. The Additional Investor hereby confirms that it has no such intention.

               (c) The Additional Investor represents that it is experienced in evaluating and investing in recently organized, high technology companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Additional Investor further represents that it has had access, during the course of the transaction and prior to its purchase of the Stock, to the same kind of information that would be provided in a registration statement filed by the Company under the 1933 Act and that it has had, during the course of the transaction and prior to its purchase of its shares of the Stock, the opportunity to ask questions of, and receive answers from, the Company and MiTek concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

               (d) The Additional Investor understands that the Stock and the Underlying Common Stock may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock (or the Underlying Common Stock) or an available exemption from registration under the 1933 Act, the Stock (and any Underlying Common Stock) must be held indefinitely. In particular, the Additional Investor is aware that the Stock (and any Underlying Common Stock) may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available. The Additional Investor represents that, in the absence of an effective registration statement covering the Stock (or any Underlying Common Stock) it will sell, transfer or otherwise dispose of the Stock (or any Underlying Common Stock) only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of paragraph 4.1(e) hereof.

               (e) The Additional Investor agrees that in no event will it make a transfer or disposition of any of the Stock or any Underlying Common Stock (other than pursuant to an effective registration statement under the 1933 Act), unless and until the Additional Investor shall have notified the Company of (i) the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Additional Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act. Notwithstanding the foregoing, no formal notice or opinion of counsel shall be required for the transfer by Additional Investor to any partner of Additional Investor, or to a retired partner of Additional Investor who retires after the date of this Agreement or to the estate of any such partner or a retired partner or for the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors; provided, however, in all cases that the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if it were the original Additional Investor hereunder.

          4.2 Legends; Stop Transfer.

               (a) All certificates for shares of the Stock and Underlying Common Stock shall bear the following legend:

               "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

               (b) The certificates for shares of the Stock and any Underlying Common Stock shall also bear any legend required by any applicable state securities law.

               (c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Stock in its stock books, and shares of the Stock (and any Underlying Common Stock) shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of paragraph 4.1(e) hereof.

     5. Conditions to Additional Investor's Obligations at Closing. The obligations of the Additional Investor under paragraph 1.2 of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions:

          5.1 Representations and Warranties True on the Closing. The representations and warranties of the Company contained in paragraph 2 shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

          5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

          5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authorities or regulatory bodies of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

          5.4 Compliance Certificate. There shall have been delivered to the Additional Investor a certificate, dated as of the Closing, signed by the Company's President or a Vice President, in the form of Exhibit D hereto, certifying that the conditions specified in paragraphs 5.1 through 5.3 and 5.8 have been fulfilled.

          5.5 Opinion of Counsel. The Additional Investor shall have received from Bryan, Cave, McPheeters & McRoberts, counsel for the Company, an opinion, dated as of the Closing, in the form of Exhibit E attached hereto.

          5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to the Additional Investor and Suelthaus & Kaplan, P.C., its counsel, and the Additional Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          5.7 Financial Statements. The Company shall have furnished the Additional Investor with a copy of unaudited internal financial statements, for September 30, 1988 and for the six-month period then ended.

          5.8 Intech and Management Investment. Simultaneously with the closing of the transaction contemplated herein, Intech shall purchase 52,632 shares of Series A Preferred Stock and thereafter employees of the Company may purchase up to 20,000 shares of Common Stock, all on terms and conditions acceptable to Additional Investor.

          5.9 Access to Information. Additional Investor shall have such access to the books and records of the Company and other information pertaining to the business and assets of the Company necessary in connection with the transaction contemplated herein. Additional Investor will hold all such information in confidence and will not disclose the same except to persons participating in this transaction, including attorneys and accountants and the Missouri State Employees' Retirement System, except that nothing herein shall prevent disclosure or use of any information as may be required by applicable law or that is at the date hereof or hereafter becomes public other than by reason of a breach of this paragraph. The parties hereto realize that the Additional Investor may provide information and quarterly and annual reports to the Missouri State Employees Retirement System and that such information and reports may be available to the public under the public access statutes of the State of Missouri.

          5.10 Amendment to Articles of Incorporation. Company shall, within thirty (30) days after Closing, amend its Articles of Incorporation to provide for indemnification of Company's Board of Directors for all actions (or inaction) as a director except actions (or inactions) that were knowingly fraudulent, deliberately dishonest, or constituted willful misconduct.

     6. Conditions to the Company's Obligations at Closing. The obligations of the Company under paragraph 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          6.1 Representations and Warranties True on the Closing. The representations and warranties of the Additional Investor contained in paragraphs 3 and 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

          6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

          6.3 Compliance Certificate. There shall have been delivered to the Company a certificate, dated as of the Closing, signed on behalf of the Additional Investor by a duly authorized person in the form of Exhibit G hereto, certifying that the conditions specified in paragraphs 6.1 and 6.2 have been fulfilled.

          6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to the Company and Bryan, Cave, McPheeters & McRoberts, their counsel, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          6.5 Minimum Investment. The Additional Investor shall purchase at the Closing not less than 394,737 shares of Series A Preferred Stock of the Company.

     7. Registration Rights.

          7.1 Definitions. For purposes of paragraph 7:

               (a) The term "Act" means the Securities Act of 1933, as amended;

               (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement;

               (c) The term "Registrable Securities" means (i) Common Stock issuable or issued upon conversion of the Stock and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the stock described in paragraph 7.1(c)(i); and

               (d) The term "Holder" means the Investor, the Additional Investor, Intech, Zinsmeyer, and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to paragraph
7.16 of this Agreement.

          7.2 Request for Registration. Commencing eighteen months after the Initial Closing, if the Company shall receive a written request (specifying that it is being made pursuant to this paragraph 7.2) from the Holders of more than fifty percent (50%) of the Registrable Securities (or securities that are convertible into Registrable Securities) that the Company file a registration statement under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, covering the registration of (i) at least twenty percent (20%) of the Registrable Securities and (ii) Registrable Securities the expected price to the public of which equals or exceeds $5,000,000, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that Holders have requested be registered to be registered under the Act.

          Notwithstanding the foregoing, (a) the Company shall not be obligated to effect a registration pursuant to this paragraph 7.2 during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (b) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six (6) months.

          The Company shall be obligated to effect only one registration pursuant to this paragraph. Any request for registration under this paragraph must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized standing reasonably acceptable to the Company, Investor and Additional Investor.

          7.3 Company Registration. If at any time the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Registrable Securities, the Company shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within twenty (20) days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Act all of the Registrable Securities that such Holder has requested be registered.

          If the registration of which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Holders as a part of such written notice. In such event, the right of any Holder to registration pursuant to this Section 7.3 shall be conditioned upon such Holder's agreeing to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7.3 if the underwriter determines that the marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting in accordance with the provisions of this Section
7.3. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Holders and the other holders, in proportion, as nearly as practicable, to the respective amounts of securities held by each such Holder and other holder at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting then he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          7.4 Obligations of the Company. Whenever required under paragraphs 7.2, 7.3 or 7.11 to use its best efforts to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably possible:

               (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that the Company shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days, except as otherwise required by law;

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request, in order to facilitate the disposition of Registrable Securities owned by them; and

               (d) Use its best efforts to register the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in the Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

          7.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraph 7 that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

          7.6 Expenses of Demand Registration. All expenses incurred in connection with a registration pursuant to paragraph 7.2 (excluding underwriters' discounts and commissions), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to paragraph 7.2 if the registration request is subsequently withdrawn other than at the request of either the Company of the underwriter or because of market conditions, unless the Holders agree to forfeit their right to the demand registration pursuant to paragraph 7.2; provided further that if the Holders' request under paragraph 7.2 is made at a time not within seventy-five (75) days after the end of the Company's fiscal year, the Holders shall bear the additional costs and fees of the Company's auditors resulting from the Company's inability to use year-end financial statements in the registration statement initially filed pursuant to their request; and provided further that the Holders may withdraw a request made within seventy-five (75) days of the end of the fiscal year if the audited financial statements of the Company for such year and at such year-end materially and adversely differ from the information known to the Holders at the time of their request, in which event the Holders shall not be required to pay any of the expenses and shall retain the right to require the Company to register Registrable Securities pursuant to paragraph 7.2.

          7.7 Company Registration Expenses. In the case of any registration effected pursuant to paragraph 7.3, the Holders shall bear any additional registration and qualification fees and expenses (including underwriters' discounts and commissions), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holders in such registration, with such additional expenses of the registration being borne by all Holders pro rata on the basis of the amount of securities so registered; provided, however, that if any such cost or expense is attributable solely to one selling Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to that selling Holder. In addition, each selling Holder shall bear the fees and costs of its own counsel.

          7.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being sold by persons exercising the demand registration right contained in paragraph 7.2, the Company shall (together with all other holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized standing, reasonably acceptable to the Company, selected for such underwriting by a majority-in-interest of the Holders. If the representative advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such Holders at the time of filing the Registration Statement.

          If the underwriter has not limited the number of Registrable Securities to be underwritten, then the Company and the other holders may include securities for their own account in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the Registrable Securities will be sold. To the extent that the underwriter wishes to limit the number of shares to be included in the registration on behalf of the Company and the other holders the shares of Common Stock to be registered held by the other holders shall be excluded from such offering prior to excluding any shares held by the Company.

          7.9 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this paragraph 7.

          7.10 Indemnification. In the event any Registrable Securities are included in a registration statement under paragraph 7:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it and each person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arises out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (except where such alleged untrue statement or omission was made in reliance upon and in conformity with the written information furnished by a Holder expressly for use in connection with such registration) or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Holder, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 7.10(a) shall not apply to amounts paid in settlement of any such loss, damage, liability or action if such settlement is affected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein dr necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 7.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

               (c) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to an indemnified party otherwise than under this paragraph.

          7.11 Registrations on Form S-3.

               (a) If (i) a Holder (other than Zinsmeyer) or Holders request in writing (specifying that it is being made pursuant to this paragraph 7.11) that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed One Million Dollars ($1,000,000), and (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then the Company shall use its best efforts to cause such shares to be registered on Form S-3 (or any successor form to Form S-3); provided, however, that the Company shall not be required to file more than one such registration statement in any one calendar year.

               (b) All expenses incurred in connection with a registration requested pursuant to paragraph 7.11(a), including without limitation, all registration, qualification, printing and accounting fees, and fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the registration pursuant to paragraph 7.11(a) on the basis of the amount of securities so registered.

               (c) Holders' rights to registration under this paragraph 7.11 are in addition to, and not in lieu of, their rights to registration under paragraphs 7.2 and 7.3.

          7.12 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration if the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") the Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and

               (c) furnish to any Holder so long as such Holder owns any of the Stock or Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          7.13 Lockup Agreement. In consideration for the Company agreeing to its obligations under this paragraph 7, Intech, Zinsmeyer, Investor and the

Additional Investor each agree in connection with any registration of the Company's securities that, upon the request of the Company or underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time not to exceed one hundred twenty (120) days, from the effective date of such registration as the Company or the underwriters may specify.

          7.14 Certain Limitations in Connection with Future of Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights, unless such agreement:

               (a) includes the equivalent of paragraph 7.13 as a term; and

               (b) includes a provision that, in the case of a public offering involving an underwritten registered offering under paragraph 7.2, protects the Holders if marketing factors require a limitation on the amount of securities to be included in the underwriting in the manner in which the Company and the Holders are protected under paragraph 7.8.

          7.15 Transfer of Registration Rights. The registration rights of the Investor and the Additional Investor under this paragraph 7 may be transferred to any transferee who acquires at least fifty-two thousand (52,000) shares of the Stock or an equivalent amount of Registrable Securities issued upon conversion thereof; provided, however, that the Company is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this paragraph 7 are being assigned.

     8. Covenants of the Company, MiTek and Intech.

          8.1 Annual Financial Statements. The Company shall deliver to the Investor and the Additional Investor, so long as either hold any of the Stock (including, for these purposes, Common Stock into which Stock has been converted):

               (a) Audited financial statements including a profit and loss statement, balance sheet, and cash flow statement together with an unqualified opinion thereon (except for items or events outside of the control of the Company) within ninety (90) days after the close of its fiscal year or other agreed upon reporting period. The public accountants shall be Peat, Marwick, Main & Company or another firm, of recognized national standing, selected by the Company and reasonably acceptable to all shareholders controlling twenty percent (20%) or more of the preferred and/or common shares; and

               (b) As soon as available, but in any event within thirty (30) days after commencement of each new fiscal year, the Company shall deliver to the Investor and the Additional Investor a business plan, projected financial statements and cash flow projections for such fiscal year as set forth in the Company's operating plan as approved by the Company's Board of Directors, along with a capital expenditures budget. As part of its business plan, the Company shall submit to its Board of Directors a detailed capital expenditure budget for the coming year, with such budget to be approved by the Board.

          8.2 Monthly and Quarterly Financial Statements. The Company shall deliver to the Investor and to the Additional Investor so long as either holds any of the Stock (including, for these purposes, Common Stock into which the Stock has been converted) within twenty-five (25) days after the end of each month and each quarter an unaudited statement of profit or loss for such month or quarter and the current fiscal year to date and an unaudited balance sheet as of the end of each such month or quarter, and a cash flow statement setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company's operating plan then in effect and approved by its Board of Directors.

          8.3 Inspection. The Company shall permit a duly authorized representative of the Investor's General Partner and a duly authorized representative of the Additional Investor's General Partner, at their expense to visit and inspect the Company's properties, to examine the Company's books of account and records, and to discuss the Company's affairs, finances and accounts with its officers and independent accountants, all at such reasonable times as may be requested by the Investor.

          8.4 Termination of Covenants. The covenants set forth in paragraphs 8.1, 8.2, and 8.3 shall terminate and be of no further force or effect after the date upon which a registration statement filed by the Company under the 1933 Act in connection with a public offering of its securities underwritten on a firm commitment basis first becomes effective.

          8.5 Key-Man Insurance. The Company shall use its best efforts to obtain, within 30 days of Closing, term life insurance in the amount of $2,000,000 on the life of William W. Canfield, with proceeds payable to the Company, so long as he is president of the Company.

          8.6 Board Representation. The Company's Bylaws provide and shall continue to provide for a Board of Directors consisting of five (5) persons, which Board shall be required to meet at least four (4) times a year. Immediately after the Closing the Board of Directors shall consist of: William
W. Canfield, Richard F. Ford (as designee of the Investor) Paul Cornelson (as designee of MiTek), an individual designated by Additional Investor and a fifth member acceptable to the other four directors. The Investor, Additional Investor, MiTek and Intech shall execute irrevocable cross-proxies coupled with an interest to accomplish election of a designee of each of them to the Board of Directors so long as this Agreement is in effect. Further, Additional Investor shall have the right to have up to two observers (in addition to a board member) of its choosing present at each board meeting.

          8.7 Employee Stock Option Plan. Each person who purchases any of the 138,724 shares of the Company's Common Stock reserved for issuance to officers and employees of the Company under the Company's Stock Option Plan shall execute and deliver to the Company an Employee Stock Option Agreement and the related vesting schedule in such form as holders of not less than eighty percent (80%) of the Stock (including an equivalent amount of any Common Stock issued upon conversion thereof) approve in writing.

          8.8 Proprietary Information Agreement. Unless waived in any given instance by the Company's Board of Directors, each person employed by the Company in a technical or management position, either as an employee or a consultant, shall, as a condition to employment with the Company, execute a Covenant By Employee in the form of Exhibit C attached hereto or another form satisfactory to the Company's Board of Directors.

          8.9 Underwriting of Future Offerings. The Company agrees to negotiate in good faith with Stifel, Nicolaus & Company, Incorporated ("Stifel") towards providing Stifel a role in any future underwritten offerings of Common Stock of the Company (or securities convertible into or exchangeable for Common Stock of the Company), whether by public offering or private placement.

          8.10 Application of Net Proceeds from Sale of Stock. The Company shall use the net proceeds from the sale of the Stock, after payment of reasonable costs associated with such sale, for general corporate purposes authorized by the Board of Directors.

          8.11 Reservation of Underlying Common Stock. The Company shall keep reserved the total number of shares of its Common Stock issuable upon conversion of the Stock at any time (which number shall be increased in accordance with Exhibit A).

          8.12 Sale of Additional Shares. The Company shall not issue any additional shares of Common Stock or other capital stock of the Company, or issue warrants or options for, or otherwise agree to sell, Common Stock or other capital stock of the Company, after Closing, to any party, without the written consent of Investor and Additional Investor, except for those shares of other capital stock to be sold to Additional Investor pursuant to Sections 1 and 5.8 of this Agreement and any shares sold to employees, officers, directors, and consultants of the Company (up to 138,724 shares of Common Stock), as may be approved by the Company's Board of Directors.

     9. Agreements Between the Company, MiTek, Intech, Investor, and Additional Investor.

          9.1 Right of First Refusal With Respect to Primary Issuances.

               (a) The Right. If at any time prior to the expiration of the period set forth in paragraph 9.1(f), the Company should reach an agreement with one or more potential investors, acceptable to the Company, to issue and sell, in a transaction not registered under the 1933 Act in reliance upon a claimed exemption thereunder, any Equity Securities (as hereinafter defined), it shall give each Eligible Investor (as hereinafter defined) the first right to purchase up to that amount of Equity Securities which would maintain its percentage ownership in the Company's Common Stock on a fully-diluted basis on the same terms as the Company is willing to sell such Equity Securities to such potential investors). Each Eligible Investor's pro rata share of the Equity Securities shall be such fraction of the Equity Securities to be issued as will enable such Eligible Investor to maintain its percentage interest in the Company's Common Stock on a fully diluted basis prior to the proposed issuance of Equity Securities.

               (b) Notice. Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Eligible Investor in writing of its intention to call and issue such securities, setting forth the terms under which it proposes to make such sale. Such notice shall be signed by the potential investors to whom the Company intends to issue and sell the Equity Securities and shall indicate the potential investors' concurrence with the description of the terms. Within thirty (30) days after receipt of such notice, each Eligible Investor shall notify the Company as to the maximum amount of the Equity securities so offered each that such Eligible Investor desires to purchase. Each Eligible Investor shall be entitled to apportion Equity Securities to be purchased among its partners and affiliates upon liquidation and winding up of the Investor or the Additional Investor as a limited partnership, provided that such Eligible Investor notifies the Company of such allocation. If the Eligible Investors as a group do not purchase the maximum portion of the Equity Securities to which they are entitled pursuant to this paragraph 9.1 (the "Maximum Portion"), each such Eligible Investor who exercised an option to purchase additional shares may, within ten (10) days after the expiration of the thirty (30) day option, exercise an option to purchase certain of the remaining shares in the Maximum Portion. In the case of a single Eligible Investor, its option shall be to purchase up to all of the remaining shares in the Maximum Portion. In the case of two or more Eligible Investors, each such Eligible Investor's option shall be to purchase that proportion of the remaining shares of the Maximum Portion which equals the proportion which the number of shares owned by each such Eligible Investor bears to the total number of shares then owned by all of the Eligible Investors exercising this secondary option. The Eligible Investors and the Company shall purchase and sell the Equity Securities at the same time as Equity Securities are sold to the investors described in paragraph 9.1(a).

               (c) Failure to Notify. If, within forty (40) days after the Company gives its aforesaid notice to the Eligible Investors, the Eligible Investors as a group do not notify the Company that they desire to purchase the Maximum Portion of the Equity Securities described in such notice upon the terms and conditions set forth in such notice, then the Company may, during a period of ninety (90) days following the end of such forty (40) day period, sell and issue the portion of the Equity Securities which the Eligible Investors are not entitled to purchase pursuant to Section 9.1 and such additional Equity Securities as to which the Eligible Investors do not indicate a desire to purchase to the investors with whom the agreement had been reached at a price and upon terms and conditions no more favorable in any material respect to such investors than those set forth in the notice to the Eligible Investors. In the event that the Company has not sold all such Equity Securities to such investors within said ninety (90) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such Equity Securities to the Eligible Investors in the manner provided above.

               (d) Payment. If an Eligible Investor gives the Company notice that it desires to purchase any of the Equity Securities offered by the Company, then payment for the Equity Securities shall be by bank cashier's or certified check or wire transfer against delivery of the securities at the executive offices of the Company at the time of the scheduled closing therefor. The Company shall take all such action (except registration under the 1933 Act) as may reasonably be required by any regulatory authority in connection with the exercise by an Eligible Investor of the right to purchase Equity Securities as set forth in this paragraph 9.1, provided, however, the Company shall not be required to sell any Equity Securities if such sale would result in a violation of applicable securities laws if the Company has taken such action as aforesaid.

               (e) Limitation. The right of first refusal in this paragraph 9.1 shall not apply to the issuance by the Company of:

                    (i) up to 138,724 shares of Common Stock (such number subject to adjustment for changes in capitalization) reserved for issuance to employees, officers, directors and consultants pursuant to transactions approved by the Company's Board of Directors or sold pursuant to Section 5.8 of the Agreement;

                    (ii) all shares of Common Stock issued upon conversion of any shares of the Company's Series A Preferred Stock, and

                    (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization.

               (f) Termination. The right of first refusal contained in this paragraph 9.1 shall terminate (i) immediately prior to the closing of the Company's first firmly underwritten public offering registered under the 1933 Act with aggregate proceeds to the Company of at least Five Million Dollars ($5,000,000) and an offering price per share to the public equal to or greater than two (2) times the price at which Series A Preferred Stock is first issued, appropriately adjusted for stock dividends, stock splits, stock combinations and the like, or (ii) upon shareholder approval of any merger or consolidation of the Company with any other corporation in which the Company is not the surviving entity, provided that, if such merger or consolidation is not consummated, the right of first refusal shall be deemed restored and reinstated to full force and effect.

               (g) Equity Securities. The term "Equity Securities" shall mean any securities having voting rights in the election of the Company's Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing or any agreement or commitment to issue any of the foregoing.

               (h) Eligible Investors. For purposes of this Agreement the term "Eligible Investors" shall mean the Investor, Intech, Zinsmeyer and the Additional Investor or transferees who have acquired Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock in a transaction not involving a public offering (in which case the aggregate purchase price paid by such transferees for purposes of paragraph 9.2(a) shall be the original purchase price of the shares transferred paid by the Investor or Additional Investor to the Company for such shares).

          9.2 Right of First Refusal With Respect to Shares Held by MiTek and Intech.

               (a) The Right. If at any time either or both of MiTek or Intech (MiTek and Intech are hereinafter referred to as the "Founders") propose to sell shares of Common Stock or other securities of the Company convertible or exchangeable into Common Stock (hereinafter "Common Equity Securities") to one or more third parties, then such Founder shall first grant each Eligible Investor the right to purchase its pro rata share (or any part thereof) of all of the such securities (the "Offered Securities") on the same terms as the Founder is willing to sell such Common Equity Securities to such third party or parties. Each Eligible Investor's pro rata share of the Offered Securities shall be a fraction of the offered Securities, of which the aggregate purchase price of all securities acquired by the Eligible Investor from the Company which are held by the Eligible Investor on the date of the Founder's written notification referred to in paragraph 9.2(b) below (the "Notice Date") shall be the numerator, and the aggregate purchase price of all securities acquired by the Eligible Investors, as a group, from the Company, which are held by the Eligible Investors on the Notice Date shall be the denominator. For purposes of this subparagraph (a), the stock of the Company shall be arithmetically adjusted for stock dividends, stock splits, recapitalizations and the like. Notwithstanding the foregoing, the Founders shall have no obligation to sell Common Equity Securities to the Eligible Investors unless the Eligible Investors have agreed in the aggregate, to purchase all Common Equity Securities that the Founders then propose to sell.

               (b) Notice. Prior to any sale by any Founder of any Common Equity Securities, the Founder shall notify each Eligible Investor, in writing, of such Founder's intention to sell such securities, setting forth the terms under which he proposes to make such sale. Such notice shall be signed by the third parties to whom the sale, assignment or transfer is proposed and shall indicate the third parties' concurrence with the description for the sale, assignment or transfer. Within thirty (30) days after receipt or such Notice, each Eligible Investor shall notify the Founder as to the maximum amount of the Offered Securities such Eligible Investor desires to purchase. Each Eligible Investor shall be entitled to apportion Offered Securities to be purchased among its partners and affiliates, provided that such Eligible Investor notifies the Founder of such allocation. If the Eligible Investors as a group do not purchase the maximum portion of the Offered Securities to which they are entitled pursuant to this paragraph 9.2 (the "Maximum Portion"), each such Eligible Investor who exercised an option to purchase Offered Securities may, within ten
(10) days after the expiration of the thirty (30) days option, exercise an option to purchase certain of the remaining Offered Securities in the Maximum Portion. In the case of a single Eligible Investor, its option shall be to purchase up to all of the remaining shares in the Maximum Portion. In the case of two or more Eligible Investors, each such Eligible Investor's option shall be to purchase that proportion of the remaining shares of the Maximum Portion which equals the proportion which the number of shares owned by each such Eligible Investor bears to the total number of shares then owned by all of the Eligible Investors exercising this secondary option. The Eligible Investors and the Founder shall actually purchase and sell the Offered Securities within forty
(40) days of the date of the Founder's notice to the Eligible Investors. If an Eligible Investor gives the Founder notice that it desires to purchase any of the Offered Securities, then payment for the Offered Securities shall be by bank cashier's or certified check or wire transfer, against delivery of the securities at a place agreed upon between the parties and at the time of the scheduled closing therefor.

               (c) Failure to Notify. If, within forty (40) days after a Founder gives its aforesaid notice to the Eligible Investors, the Eligible Investors as a group do not notify the Founder that they elect to purchase the Maximum Portion of the Common Equity Securities described in such notice on the terms set forth therein, then, subject to the immediately following paragraph 9.3, Founder may during the ninety (90) days following the end of such forty (40) day period, sell such Offered Securities as to which the Eligible Investors do not indicate a desire to purchase to the third parties with whom the agreement was reached at a price and upon terms and conditions no more favorable in any material respect to such third parties as those set forth in the notice to the Eligible Investors. In the event the Founder has not sold such Offered Securities within said ninety (90) day period, the Founder shall not thereafter sell any Common Equity Securities without first offering such securities to the Eligible Investors in the manner provided above.

          9.3 Right of Co-Sale.

               (a) The Right. If at any time any Founder proposes to sell shares of Common Equity Securities pursuant to a bona fide offer from a party or parties other than the Eligible Investors, and the Eligible Investors as a group do not exercise their right of first refusal for the Maximum Portion of Offered Securities pursuant to the preceding paragraph 9.2, then any Eligible Investor (a "Selling Investor") which notifies such Founder in writing within thirty (30) days after receipt of the notification from such Founder referred to in paragraph 9.2(b), shall have the opportunity to sell a pro rata portion of Common Equity Securities which the Founder proposes to sell to such third party; whereupon the Founder shall assign so much of its interest in the agreement of sale as the Selling Investor shall be entitled to and shall request hereunder, and the Selling Investor shall assume such part of the obligations of the Founder under such agreement as shall relate to the sale of the securities by the Selling Investor. For the purposes of this paragraph 9.3, the "pro rata portion" which the Selling Investor shall be entitled to sell shall be an amount of Common Equity Securities (assuming the conversion of all such securities to

Common Stock) equal to a fraction of the total amount of Common Equity Securities (assuming the conversion of all such securities to Common Stock) proposed to be sold, the numerator of which is the aggregate of all securities acquired by a Selling Investor from the Company which are then held by the Selling Investor and the denominator is the aggregate of all securities acquired by the Selling Investors, as a group, from the Company which are then held by the Selling Investors and the aggregate of all securities acquired by the selling Founder from the Company which are then held by such, Founder. Each Selling Investor shall notify the Founder whether it elects to sell an amount equal to, more than or less than its pro rata share of the Common Equity Securities so offered. Each such Selling Investor who exercised its right to sell pursuant to this paragraph 9.3 may, within ten (10) days after the expiration of the thirty-day period specified in this paragraph 9.3(a), exercise the right of co-sale for up to a pro rata proportion of all those shares of Common Equity Securities that were subject to the right of co-sale under this paragraph 9.3, but for which the Eligible Investors did not exercise such right of co-sale (the "Remaining Shares"). In the case of a single Selling Investor, its right of co-sale shall be to sell up to all of the Remaining Shares. In the case of two or more Selling Investors, each such Selling Investor's right of co-sale shall be to sell that proportion of the Remaining Shares which equals that proportion which the number of shares owned by each such Selling Investor bears to the total number of shares then owned by all Selling Investors exercising this secondary right of co-sale. Each Selling Investor shall be entitled to apportion Common Equity Securities to be sold among its partners and affiliates, provided that such Selling Investor notifies the Founder of such allocation.

               (b) Failure to Notify. If within forty (40) days after the Founder gives the aforesaid notice to the Eligible Investors, the Eligible Investors do not notify the Founder that they desire to sell all of their pro rata portions of the Common Equity Securities described in such notice at the price and on the terms and conditions set forth therein, then such Founder may, subject to paragraph 9.2, sell during the 90-day period set forth in paragraph 9.2(c) such Common Equity Securities as to which the Eligible Investors do not indicate a desire to sell to other persons at the same price and upon the same terms and conditions as those set forth in the notice. In the event such Founder has not sold the Common Equity Securities within the period set forth in paragraph 9.2(c), the Founder shall not thereafter sell any Common Equity Securities without first notifying the Eligible Investors in the manner provided above.

          9.4 Limitations to Rights of First Refusal and Co-Sale. Without regard and not subject to the provisions of paragraphs 9.2 and 9.3:

               (a) Founders may sell or otherwise assign for consideration or gift Common Equity Securities to any or all of their successors, shareholders or affiliates, provided that each such transferee or assignee, prior to the completion of the sale, transfer, gift or assignment, shall have executed documents assuming the obligations of the Founder under this Agreement with respect to the transferred securities; and

               (b) Founders may sell or transfer Common Equity Securities in a public offering of securities of the Company registered under the 1933 Act having gross offering proceeds of at least Five Million Dollars ($5,000,000) and an offering price per share of at least two (2) times the price at which Series A Preferred Stock is first issued (adjusted for stock splits, stock dividends, reorganizations and the like from the date hereof).

          9.5 Legends. All instruments evidencing Common Equity Securities held by Founders shall be legended, describing the obligations of Founders under this paragraph 9.

          9.6 Termination.

               (a) The obligations of Founders under this paragraph 9 shall terminate and be of no further force and effect upon any event described in paragraph 9.1(f) of this Agreement.

               (b) Notwithstanding any other provision of this paragraph 9 to the contrary, the obligations under paragraph 9.3 shall terminate as to any Founder at such time as such Founder beneficially owns fewer than twenty percent (20%) of the Company's outstanding Common Equity Securities. "Beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or superseded.

          9.7 Assignment. Upon written notice to the Founders, the rights granted pursuant to this paragraph 9 may be assigned by an Eligible Investor or its transferees upon a sale or transfer (other than a sale thereof to the public) of the Stock or any Underlying Common Stock held by any such Eligible Investor provided that any transferee of an Eligible Investor shall agree to become subject to the obligations of the Eligible Investors hereunder.

     10. Indemnification. To the extent permitted by law the Company hereby agrees to indemnify and hold harmless Intech (subject to the limitations contained herein), MiTek, Kirk Capital Corporation, The Kirk Organization, Inc., the Additional Investor, Lary R. Kirchenbauer, the Investor, Gateway Associates, L.P., and/or Richard F. Ford, and each of their officers, directors, employees, and agents against any and all claims, liabilities, damages, costs, risks, threats and expenses (including but not limited to all expenses and costs of defense and investigation related thereto), of any and every nature and description, however incurred, arising out of or related to the Letter of Intent accepted November 29, 1988 between Missouri Venture Partners, L.P. and the Company, this Agreement, the purchase of any shares by Additional Investor, and any agreements or proceedings related to any of the foregoing. The foregoing indemnification shall not apply in any respect to William W. Canfield as a shareholder, officer, director, employee or agent of Intech, and any amounts otherwise due Intech under this paragraph shall be reduced by a percentage equal to William W. Canfield's ownership interest in Intech at the time the right to indemnification arose.

     11. Miscellaneous.

          11.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. The warranties, representations and covenants set forth herein or therein shall survive any investigation made by the Additional Investor and the closing of the transactions contemplated hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except as otherwise provided in this Agreement and except that no rights shall be transferred to a purchaser of the Stock sold pursuant to a registration statement under the 1933 Act or pursuant to a transaction under Rule 144 thereunder. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The ability of the Additional Investor and the Investor to transfer registration rights and the rights described in paragraph 9 is as specifically set forth in this Agreement. This Agreement supersedes the Preferred Stock Purchase Agreement except that the warranties, representations and covenants contained in paragraphs 2, 3, and 4 shall survive and be binding upon the parties to that Preferred Stock Purchase Agreement.

          11.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Missouri as applied to agreements among Missouri residents entered into and to be performed entirely within Missouri.

          11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          11.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 1850 Borman Court, St. Louis, Missouri 63146, Attention: President, and to the Investor at 8000 Maryland Avenue, Suite 1190, St. Louis, Missouri 63105, Attention: Richard F. Ford, and to Additional Investor at 101 South Hanley Road, Suite 1250, St. Louis, Missouri 63105, Attention: Lary R. Kirchenbauer, or at such other address as any party may designate by ten (10) days' advance written notice to the other party.

          11.6 Finders' Fees. Each party represents that it neither is, nor will be, obligated for any finders' fee or commission in connection with this transaction. The Additional Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Additional Investor or any of its partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Additional Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          11.7 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, and the Company shall be responsible for and pay the legal fees of Additional Investor associated with this transaction up to the sum of $10,000. Company will further reimburse Additional Investor for any and all of its out-of-pocket costs incurred for out-of-town travel billed in accordance with Additional Investor's standard practices, research costs incurred by third parties unrelated to Additional Investor for research performed at the direction of the Additional Investor, and any other out-of-pocket costs incurred by Additional Investor in connection with the transaction after November 29, 1988 up to the sum of $2,000 at Closing. The Company will reimburse Additional Investor for its out-of-pocket expenses after Closing associated with the Company's business, and Additional Investor, when practicable, will endeavor to discuss any such expenses with Company prior to the incurring of such expenses. In addition, at Closing, Company shall pay to Kirk Capital Corporation, the managing general partner of Additional Investor, a transaction fee equal to two percent (2%) of the purchase price of the Series A Preferred Stock purchased by Additional Investor. Further, Company shall pay the legal fees and expenses of Investor associated with this transaction up to the sum of $3,000.

          11.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least eighty percent (80%) of the outstanding shares of the Stock (including, for such purposes, on a proportional basis, any shares of Common Stock into which any shares of the Stock have been converted that have not been sold to the public). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), and each future holder of all such securities and the Company.

          11.9 Effect of Amendment or Waiver. The Additional Investor and the Investor acknowledge that by the operation of paragraph 11.8 hereof the holders of eighty percent (80%) of the outstanding Series A Preferred Stock (and Common Stock issued upon conversion thereof) will have the right and power to diminish or eliminate all rights of such Additional Investor and the Investor under this Agreement.

          11.10 Rights of Investor and Additional Investor. Except as otherwise set forth herein, each holder of Series A Preferred Stock (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Series A Preferred Stock, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Series A Preferred Stock with respect to exercising or refraining from exercising any such right or rights.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         INTERFACE TECHNOLOGY, INC.

                                         BY
                                            ------------------------------------
                                            William W. Canfield, President


                                         MITEK INDUSTRIES, INC.

                                         BY
                                            ------------------------------------
                                            Paul F. Cornelsen, Chairman
                                            and Chief Executive Officer


                                         INTECH GROUP, INC.

                                         BY
                                            ------------------------------------
                                            William W. Canfield, President


                                         GATEWAY VENTURE PARTNERS II, L.P.

                                         By: GATEWAY ASSOCIATES L.P.
                                             Its General Partner

                                             BY
                                                --------------------------------
                                                Richard F. Ford, General Partner


                                         MISSOURI VENTURE PARTNERS II, L.P.

                                         By: KIRK CAPITAL CORPORATION,
                                             Its General Partner

                                             BY
                                                --------------------------------
                                                Larry R. Kirchenbauer,
                                                President


                                         ZINSMEYER TRUSTS PARTNERSHIP

                                         BY
                                            ------------------------------------

                                            Authorized Partner

                               LIST OF EXHIBITS
                               ----------------

Exhibit A - Rights, Privileges and Preferences of Series A Preferred Stock

Exhibit B - Outstanding Rights to Acquire Stock of Company

Exhibit C - Form of Employee Covenant

Exhibit D - Officer Certificate

Exhibit E - Opinion of Counsel

The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request.